EXHIBIT 23(a)




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                               HART & TRINEN, LLP
                               1624 Washington St.
                                Denver, CO 80203
                                 (303) 839-0061


                              CONSENT OF ATTORNEYS

     Reference is made to the Registration Statement of Flexible Solutions International, Inc. on Form S-3 whereby certain shareholders of Flexible Solutions propose to sell up to 1,531,440 shares of Flexible Solutions' common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold, and the reference to our firm in the prospectus as having passed on the legality of the securities being offered.



                                       Very truly yours,

                                       HART & TRINEN, L.L.P.

                                       /s/ William T. Hart
                                       ------------------------------
                                       William T. Hart


Denver, Colorado
September 28, 2009